Exhibit 10.20

LOAN AGREEMENT

     This LOAN AGREEMENT (“Agreement”) is made and entered into as of November 4, 2002, by and between ZAMBA CORPORATION and ENTRX CORPORATION.

RECITALS:

     FIRST: Borrower and Lender have agreed to an arrangement whereby Lender will extend to Borrower a loan of up to $2,500,000 (the “Loan”), the proceeds of which are to be advanced in three stages; and

     SECOND: Lender and Borrower have agreed to such Loan, subject to the terms and upon the conditions contained herein.

AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

     1.1  Definitions.  As used herein, in each exhibit or schedule hereto and in each other Loan Document (unless otherwise expressly defined therein), the following terms shall have the following respective meanings (such terms to be equally applicable to both the singular and plural forms of the terms defined):

“Advances” shall mean, collectively, the First, Second and Third Advances, with such advances being respectively defined as set forth in Section 3.1.1 hereof.

“Agreement” means this Loan Agreement by and between Borrower and Lender, as the same may be amended, modified or restated from time to time hereafter.

“Borrower” means Zamba Corporation, a Delaware corporation.

“Business Day” means a day on which Lender is open for the normal transaction of business in Minnesota.

“Collateral” shall mean up to 833,333 shares of NextNet Series A Preferred Stock which are owned by Borrower and which are more fully described in the Pledge Agreement.

“Conversion Securities” means, as applicable, the shares of Borrower’s common stock issuable upon conversion of the Note, or (ii) shares of NextNet Series A Preferred Stock which are owned by Borrower and which are issuable upon conversion of the Note.

“Default” means the occurrence of any event which with the giving of notice and/or the lapse of any applicable grace period would constitute an Event of Default hereunder.

“Disclosure Materials” shall have the meaning set forth in Section 4.2 hereof.

“Event of Default” means the occurrence of an event as described in Article IX of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means accounting principles generally accepted in the United States consistently applied and maintained throughout the period indicated, except for changes mandated by the Financial Accounting Standard Board or similar accounting authority of comparable standing.

“Lender” means Entrx Corporation, a Delaware corporation.

“Loan Documents” means this Agreement, the Note and the Pledge Agreement as the same may be amended, modified or restated from time to time.

“Material Adverse Occurrence” means any occurrence, state of facts, change, development, effect, condition, circumstance or failure of performance, whether or not insured against, of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which Lender determines in its sole reasonable discretion, has, will or could reasonably be expected to materially adversely affect the business, assets, financial condition or results of operations of Borrower or NextNet as applicable, or materially impair the ability of Borrower to perform its obligations under this Agreement or any instrument executed pursuant hereto.

“Maturity Date” means March 31, 2003.

“NextNet” means NextNet Wireless, Inc., a Delaware corporation.

“Note” means that certain Secured Convertible Promissory Note, dated of even date herewith, made payable to Lender’s order by Borrower, in the original principal amount of $2,500,000, as the same may be amended, restated or extended from time to time hereafter.

“Option” shall mean Borrower’s option to purchase up to 250,000 shares of NextNet Series A Preferred Stock owned by Lender in accordance with the provisions of Section 3.3 hereof.

“Pledge Agreement” means that certain Escrow Pledge Security Agreement, dated of even date herewith, by and among Borrower, Lender and Wells Fargo Bank Minnesota, N.A., as collateral agent (“Collateral Agent”).

“Security Interest” means any security interest, pledge, lien, hypothecation or other encumbrance now or hereafter granted to Lender by Borrower.

     1.2  Accounting Terms and Calculations.  All accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP after the date hereof affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Borrower and Lender agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

     1.3  Computation of Time Periods.  In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding.”

     1.4  Other Definitional Terms.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, section, schedule, exhibit and like references are to this Agreement unless otherwise clearly requires, and “or” has the inclusive meaning represented by the phrase “and/or.” The singular includes the plural and the singular.

ARTICLE II
DOCUMENTS DELIVERED HEREWITH

     This Agreement shall include the following documents, all of which shall be attached hereto and incorporated herein by this reference:

(a) The Note, appropriately completed and duly executed by Borrower.

(b) The Pledge Agreement, duly executed by Borrower and with the Collateral, with duly executed assignments separate from certificates, delivered to the Collateral Agent designated therein.

Delivery of the forgoing executed documents to Lender and the Collateral to the Collateral Agent with duly executed Assignments Separate From Certificates for all of the Collateral is an express condition to Lender’s obligations herein.

ARTICLE III
COMMITMENT OF LENDER

     3.1  Loan.

3.1.1 Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a loan to Borrower of up to $2,500,000, to be advanced in stages with the initial advance (“First Advance”) of $1,000,000.00 to be made on the later of (i) the date hereof or (ii) the date on which the conditions in Article II are satisfied and all restrictions or conditions, including but not limited to any right of first refusal, for transfer or conveyance to Lender of the Collateral or shares reserved for the Option are waived, removed or satisfied; the second advance (“Second Advance”) of $750,000.00 to be made no later than December 15, 2002, subject to the satisfaction of the requirements set forth in Section 3.1.2 hereof; and the third advance (“Third Advance”) of $750,000.00 to be made no later than February 15, 2003, subject to the satisfaction of the requirements set forth in Section 3.1.3 hereof.

3.1.2 Second Advance Borrowing Procedure. Lender shall be obligated to advance to Borrower, and Borrower shall be obligated to borrow from Lender, the Second Advance on December 15, 2002, provided all of the following conditions are satisfied: (i) Borrower has provided to Lender written evidence satisfactory to Lender that Borrower’s loss from operations (which shall be determined in a manner consistent with Borrower’s presentation of such number in its Quarterly Report on Form 10-Q for Borrower’s fiscal quarter ended June 30, 2002) for the period from October 1, 2002 through November 30, 2002 is no greater than $515,000; (ii) no Material Adverse Occurrence exists or has occurred; (iii) each and every representation, warranty and covenant made by Borrower herein was true on the date made and remains true as of the date of the Second Advance; and (iv) no event has occurred which constitutes, or with the passage of time or giving of notice would constitute, an Event of Default by Borrower herein. Lender may in its discretion waive the failure of any condition stated above and provide the Second Advance.

3.1.3 Third Advance Borrowing Procedure. Lender shall be obligated to advance to Borrower, and Borrower shall be obligated to borrow from Lender, the Third Advance on February 15, 2003, provided all of the following conditions are satisfied: (i) Borrower has provided to Lender written evidence satisfactory to Lender that Borrower’s loss from operations (which shall be determined in a manner consistent with Borrower’s presentation of such number in its Quarterly Report on Form 10-Q for Borrower’s fiscal quarter ended June 30, 2002) for the period from October 1, 2002 through January 31, 2003 is no greater than $807,000; (ii) no Material Adverse Occurrence exists or has occurred; and (iii) each and every representation, warranty and covenant made by Borrower herein was true on the date made and remains true as of the date of the Third Advance; and (iv) no event has occurred which constitutes, or with the passage of time or giving of notice would constitute, an Event of Default by Borrower herein. To the extent that Borrower does not satisfy the conditions set forth in Section 3.1.2 above to Lender making the Second Advance, but satisfies the conditions set forth in this Section 3.1.3 to Lender making the Third Advance, the amount advanced by Lender in connection with the Third Advance shall include the amount not previously advanced by Lender in connection with the Second Advance. Lender may in its discretion waive the failure of any condition stated above and provide the Third Advance.

3.1.4 Borrower Remedies. In the event of Lender’s breach of its obligation to make the First Advance on the date required pursuant to section 3.1.1, or the Second Advance or the Third Advance within ten (10) days of when required (if required) herein,(i) the Option shall be terminated, after which date the Option shall be of no further force or effect, (ii) interest shall cease to accrue or be payable on any amount outstanding under the Note, (iii) Lender shall forfeit all its rights to convert any amounts then outstanding under the Note into Borrower’s common stock, and (iv) any amounts then outstanding under the Note shall automatically convert into a pro rata amount of shares of the NextNet Series A Preferred Stock at a price of $6.00 per share (or $2.00 per common share equivalent) pursuant to Article VI herein. Further, Lender acknowledges that upon any such occurrence, Borrower shall be automatically free of its obligations to (x) keep the Collateral, other than Collateral then subject to conversion under Sections 3.1.2, 3.1.3, 6.1.1 or otherwise for Advances made and outstanding, free from any encumbrances, (y) keep reserved a sufficient number of shares of its NextNet Series A Preferred Stock for issuance pursuant to Lender’s exercise of the Option, or (z) keep reserved a sufficient number of shares of its common stock for issuance upon any conversion of the Note. Lender further agrees to execute any and all documents requested by Borrower evidencing the loss of its rights set forth in (i), (ii), (iii) and (iv) above. The remedies set forth in this Section 3.1.4 are the sole and exclusive remedies available for an Event of Default by Lender or any other breach by Lender of this Loan Agreement, including Lender’s breach of any obligation to make an Advance to Borrower. Lender shall have no liability to Borrower or any third party for direct or consequential damages that may arise or occur as a result of any breach of this Agreement by Lender, including any failure to make the First Advance, Second Advance or Third Advance hereunder, it being the express agreement of the parties hereto that the remedies set forth in this paragraph are the exclusive remedies for any breach by Lender.

3.1.5 Interest. The outstanding principal balance of the Note shall bear interest as provided therein through the Maturity Date. Interest accrued on Advances made under the Note through the last day of each calendar month shall be payable on the fifteenth day of the next succeeding calendar month, as more fully set forth in the Note. Interest shall cease to accrue following the Maturity Date.

3.1.6 Repayment of Principal. Subject to the provisions elsewhere set forth herein, the outstanding unpaid principal balance of the Note shall be convertible in full on March 31, 2003.

     3.2  General Terms

3.2.1 Computations. Interest on the Note shall be computed utilizing the actual number of days elapsed in a year of 360 days.

3.2.2 Time and Method of Payments. All payments and prepayments by Borrower on the Note shall be made in immediately available funds to Lender at its office in Minneapolis, Minnesota, not later than 2:00 p.m. (Minnesota time) on the day such payment is due. Funds received after such hour shall be deemed to have been received by Lender on the next Business Day.

3.2.3 Persons Authorized to Request Advances. Until otherwise directed in writing by an Authorized Person, Borrower hereby authorizes Lender, upon receipt of written instructions from any one of the Authorized Persons, to make the Second and Third Advances against the Note in the amounts and on the dates designated by such Authorized Persons. The list of Authorized Persons may be changed at any time upon written notice to Lender. Lender may assume, and act upon the assumption, that any person giving Lender instructions hereunder is the person he or she purports to be.

     3.3  Option.  Subject to the provisions of Section 3.1.4, Lender shall have the option (the “Option”), but not the obligation, to purchase from Borrower up to an additional 250,000 shares of Borrower’s shares of NextNet Series A Preferred Stock at a price of $6.00 per share. Subject to the provisions of Section 3.1.4, the parties agree and acknowledge that this Option will automatically expire on April 15, 2003 (the “Expiration Date”). Lender may exercise the Option in the partial amount of $300,000 for 50,000 shares of Borrower’s shares of NextNet Series A Preferred Stock at a price of $6.00 per share ($2.00 per common share equivalent) at any time on or before the Expiration Date (the “Partial Exercise”). If Lender timely exercises the Partial Exercise, the Option for the remaining shares shall be extended to 5:00 p.m. (Minneapolis time) on July 15, 2003. To the extent that Lender exercises this Option or exercises the Partial Exercise, the parties agree to take reasonable steps to cause a closing on the sale of any such shares to occur at a mutually convenient time and place and to deliver such additional documents in connection therewith as shall be, in good faith, reasonably requested by each party.

     3.4  Representation on Borrower’s Board of Directors.  Upon provision of the First Advance, Lender shall have the right to appoint one (1) representative to be a member of the Board of Directors of Borrower.

ARTICLE IV
BORROWER REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Loan Agreement and to make the Advances, Borrower hereby represents and warrants to Lender that:

     4.1  Corporate Existence.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own its property and to transact the business in which it is now engaged, and is duly qualified as a foreign corporation and is in the good standing to do business in the State of Minnesota and every other jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Occurrence on Borrower.

     4.2  Disclosure.  In connection with the purchase of the Note by Lender, Borrower has provided Lender with copies the following documents: (i) this Agreement, including the form of Note; (ii) Borrower’s unaudited financial statements as of September 30, 2002, are as to be included in Borrower’s next Form 10-Q in accordance with GAAP on a method consistent with its previous Form 10-K; (ii) Borrower’s Annual Report on Form 10-K for Borrower’s fiscal year ended December 31, 2001 (the “10-K”); and (iv) copies of all reports and other documents filed by Borrower with the U.S. Securities and Exchange Commission since

April 1, 2002, the date on which Borrower filed the 10-K (all such materials being collectively referred to herein as the “Disclosure Materials”). For the purposes hereof, if any such Disclosure Materials are available on the Securities and Exchange Commission’s EDGAR database or on Borrower’s website located at www.zambasolutions.com, all such materials shall be deemed to be provided to Lender for the purposes hereof.

     4.3  Corporate Power and Authority.  Borrower has full corporate power, right and authority to execute and deliver the Loan Documents, to borrow the funds herein provided for, and to perform and observe each and all of the matters and things provided for in said Loan Documents. The execution and delivery of the Loan Documents and the performance or observance of the terms thereof have been duly authorized by all necessary Borrower Board of Directors action and do not contravene or violate any provision of law or any charter or bylaw provision or any covenant, indenture or agreement of or binding upon Borrower, nor require the consent or approval of, or registration, filing or declaration with, any governmental entity or agency thereof. This Agreement and each of the other Loan Documents, are the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors generally.

     4.4  Liens.  Subject to the conditions and restrictions described in Section 5.7, Borrower has good and marketable title to the Collateral, which is not subject to any mortgage, pledge, title retention lien, restriction, condition or other lien, encumbrance or security interest of any kind.

     4.5  Accuracy of Information.  All Disclosure Information heretofore or contemporaneously furnished by or on behalf of Borrower to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and not be incomplete by omitting to state any material fact necessary to make such information not misleading on such date. If any Disclosure Information provided to Lender becomes untrue or inaccurate at any time prior to the time of any Advance to be made hereunder, Borrower shall promptly (and in any event prior to any future Advance) inform Lender in writing of all information that has become untrue or inaccurate.

     4.6  Consents, etc.  No consent, approval, authorization of, or registration, declaration or filing with any governmental authority is required on the part of Borrower or Nextnet, or if consent, approval, authorization of, or registration, declaration or filing with any governmental authority is required, such consent, approval, authorization of, or registration, declaration or filing has been obtained and provided, in connection with the execution and delivery of this Agreement or the other Loan Documents or the performance of or compliance with the terms, provisions and conditions hereof, other than those which may be required under the Securities Act of 1933, as amended, or the Exchange Act.

     4.7  Licenses, Permits, Etc.  Borrower owns or possesses all licenses and permits as are necessary to enable Borrower to conduct it’s business as presently being conducted and as proposed to be conducted, except for such conflicts which could not materially and adversely affect the business, properties, operation or condition, financial or otherwise of Borrower.

     4.8  Litigation.  Except as set forth in Disclosure Schedule 4.8, there are no suits, actions or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting the Borrower, which, assert or may assert claims exceeding in the aggregate $150,000.

     4.9  Absence of Default.  Except as set forth in Disclosure Schedule 4.9, Borrower to the best of Borrower’s knowledge is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or to which it or its property is bound or affected.

     4.10  NextNet Series A Preferred Stock Conversion Rights.  Each share of Series A Preferred Stock is convertible without cost at any time at the option of the holder thereof into three shares of the NextNet’s Common Stock Borrower is currently the registered owner of approximately 1,300,834 shares of NextNet Series A Preferred Stock. The registration rights described in Section 1 and the right of first offer described in Section 2.6 of that Amended and Restated Investors’ Rights Agreement dated July 10, 2000, are appurtenant to the NextNet Series A Preferred Shares and are automatically assigned and transferred with such Shares subject to the conditions stated in the Amended and Restated Investor’s Rights Agreement.

     That Second Amended and Restated Certificate of Incorporation of NextNet Wireless, Inc, dated July 7, 2000, a copy of which has been provided by Borrower to Lender, is the current Certificate of Incorporation of NextNet Wireless, Inc. and there have been no amendments or modifications to said Certificate.

     4.11  No Restrictions on Transferability of Collateral.  There is no condition, restriction, rights of first refusal, prior option or condition which would in any way limit, delay or condition the transfer, assignment or conveyance of all or part of the Collateral to Lender upon any event of conversion of Advances to Series A Preferred Stock under this Agreement, or if any such condition, restriction, right of first refusal, option or condition does exist, Borrower has obtained any waiver or termination necessary to permit conversion of Advances to Series A Preferred Stock under this Agreement free of any condition, restriction, right of first refusal, prior option or condition.

     4.12  Reservation of Conversion Securities.  Subject to the provisions of Section 3.1.4 above and Section 5.4 below, the shares of the Company’s common stock issuable upon conversion of the Note will, at all times while the Note remains outstanding and unpaid, be reserved for issuance and, when issued and delivered in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable and shall be free of any pledges, liens, encumbrances and restrictions. Borrower shall reserve for Lender an aggregate of 1,083,333 shares of its NextNet Series A Preferred Stock to fulfill its obligations hereunder, including, but not limited to, the issuance of the Conversion Securities and the issuance of shares upon exercise of the Option.

     4.13  No Event of Default by Borrower.  No condition, event or occurrence exists which with the passage of time or giving of notice would constitute an Event of Default by Borrower pursuant to Section 9.1 of this Agreement.

ARTICLE V
LENDER REPRESENTATIONS AND WARRANTIES AND COVENANTS

     To induce Borrower to enter into this Loan Agreement and to accept the Advances, Lender hereby represents and warrants to Borrower that:

     5.1  Corporate Existence.  Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own its property and to transact the business in which it is now engaged.

     5.2  Corporate Power and Authority.  Lender has full corporate power, right and authority to execute and deliver the Loan Documents, to loan the funds herein provided for, and to perform and observe each and all of the matters and things provided for in said Loan Documents. Lender was not organized for the purpose of purchasing the Note or making an investment in the Conversion Securities. The execution and delivery of the Loan Documents and the performance or observance of the terms thereof have been duly authorized by all necessary Lender Board of Directors action and do not contravene or violate any provision of law or any charter or bylaw provision or any covenant, indenture or agreement of or binding upon Lender.

     5.3  Validity of Obligations.  This Agreement and each of the other Loan Documents, are the legal, valid and binding obligation of Lender enforceable against Lender in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors generally.

     5.4  Investment Intent.  The Note being entered into by Lender is being purchased for investment for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. Lender understands that neither the Note nor any Conversion Securities issuable upon conversion thereof have been registered under the Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Act and applicable state securities laws, and that the reliance of Borrower upon these exemptions is predicated in part upon this representation by Lender. Lender further acknowledges that the Note, and the Conversion Securities issuable upon conversion thereof, may not be transferred or resold without (i) registration under the Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Act and applicable state securities laws. Lender acknowledges that any conversion by it of the Note into Conversion Securities involves a highly speculative investment and a high degree of risk. Lender acknowledges that it may not ever be able to resell any of the Conversion Securities into which the Note may be converted, whether at the applicable conversion price or otherwise. Neither Borrower nor NextNet has any obligation to register any of the Conversion Securities for resale under the Act or any applicable state securities laws, or to take any other action which would facilitate the availability of federal or state registration exemptions in connection with any resale of such shares.

     5.5  Residence, Qualification as an Accredited Investor, etc.  Lender’s principal place of business is at the address set forth in Section 10.3 hereof. Lender is an “accredited investor,” as that term is defined in Section 501(a) of the rules and regulations promulgated under the Act. In connection with its purchase of the Note, Lender acknowledges that it has made an independent due diligence investigation of Borrower and that Borrower has made available to Lender at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business and affairs of Lender and the terms and conditions of the sale of the Note contemplated by this Agreement and to obtain any additional information (other than the

Disclosure Materials which Lender possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Lender. Lender (a) is able to bear the loss of its entire investment in the Note without any material adverse effect on its business, operations or prospects, (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement, (c) realizes that Borrower has a significant need for additional financing and without such additional financing may be unable to continue operations or repay the Note when due, (d) realizes that an investment in Borrower is highly speculative and subject to significant risks including, without limitation, those risks identified in the Disclosure Materials, and (e) acknowledges that it has made its own independent investigation of Borrower’s business and properties and that its decision to purchase the Note was not based upon its reliance on any information which may been provided by Borrower, other than the Disclosure Materials, including, but not limited to, Borrower’s officers, directors, employees, agents and other representatives.

     5.6  NextNet’s Business.  Lender has been provided with or given access to such information concerning NextNet, including, but not limited to, its business, financial condition and prospects (collectively, “NextNet’s Business”), as Lender has requested and/or deems necessary and has utilized such information to Lender’s satisfaction for the purpose of agreeing to enter into the Note. Lender hereby acknowledges that it has made its own independent investigation of NextNet’s Business and that it is not relying on any information which may been provided by Borrower, including, but not limited to, Borrower’s officers, directors, employees, agents and other representatives, in connection with its agreement to enter into the Note.

     5.7  Nondistribution; NextNet Agreements.  Lender agrees and covenants that it will not sell or otherwise distribute or pledge in any manner any Conversion Securities other than in accordance with applicable state and federal securities laws, which may, if requested by Borrower and/or NextNet, require the delivery by Lender to Borrower of an opinion of Lender’s legal counsel that any such sale, distribution or pledge is exempt from the applicable provisions of such laws.

     In any event, Lender hereby hold any Conversion Securities which consist of shares of NextNet Series A Preferred Stock in accordance with and subject to the terms of the Right of First Refusal Agreement dated as of September 21, 1998, among Borrower, NextNet and the Series B purchasers identified therein. Lender agrees to be bound by the transfer restrictions related to the NextNet Series A Preferred Stock that are described in Section 3.6 of the Series A Preferred Stock Purchase Agreement dated as of September 21, 1998, between Borrower and NextNet (the “Series A Agreement”). Borrower represents that if Lender acquires at least 375,000 shares of NextNet Series A Preferred Stock pursuant to this Agreement, the shares of NextNet Series A Preferred Stock will be afforded the registration rights described in Section 1 and the right of first offer described in Section 2.6 of that Investor’s Rights Agreement dated July 10, 2000 among Borrower, NextNet and the investors and founders identified therein. Lender and Borrower acknowledge and agree that any of Borrower’s shares of NextNet Series A Preferred Stock acquired hereunder shall continue to be subject to the obligations of, and shall have the benefits and rights in, the terms and conditions of the Series A Agreement, the Investors” Rights Agreement, and the Voting Agreement dated July 10, 2000 by and among NextNet, Borrower and others, except for the provisions of those Agreements that by their nature are not transferable or assignable to Lender.

     5.8  Nonassignment.  Lender covenants and agrees that it shall not assign any of its rights or delegate any of its duties set forth hereunder to any third party, whether voluntarily, through operation of law or otherwise, except Lender may subject to Section 5.7 and 5.4 sell any Conversion Securities and shares acquired pursuant to exercise of Option.

     5.9  Voting of NextNet Series A Preferred Stock.  Until such time as Borrower beneficially holds fewer than 100,000 shares of NextNet Series A Preferred Stock, Lender agrees to vote or act with respect to any of its shares of NextNet Series A Preferred Stock so as to elect the nominee of Borrower to be the representative of the Series A shareholders on the NextNet Board of Directors.

ARTICLE VI
CONVERSION OF NOTE

     6.1  NextNet Conversion.

6.1.1 At Lender’s option, any time on or before March 31, 2003, Lender may convert all or part of the outstanding Advances under the Note into shares of NextNet Series A Preferred Stock owned by Borrower, or if such Series A Preferred Stock has been converted into common stock of NextNet, such NextNet common stock. Initially, the conversion rate (the “NextNet Conversion Rate”) of such shares shall be the equivalent of one share of NextNet Series A Preferred Stock or three shares of Common Stock for each $6.00 of principal amount of the Note ($2.00 per common share equivalent), subject to adjustment as set forth herein. The NextNet Conversion Rate shall be adjusted prior to each conversion to equal the lowest per share common equivalent price for any sale by Borrower or NextNet subsequent to the date of this Agreement to a purchaser other than Lender or persons or entities associated or affiliated with Lender of

NextNet securities at a common per share equivalent price of less than $2.00 prior to the time the notice of conversion is given, to the extent the aggregate amount of the transaction or transactions prior to the affected conversion exceed $100,000.00. Issuances of securities pursuant to employee stock options and benefit plans and the issuance of any security pursuant to an existing warrant or option shall not cause an adjustment. The NextNet Conversion Rate for a conversion of Advances pursuant to this Section 6.1.1 shall not be adjusted for sales made subsequent to the affected conversion.

6.1.2 In case NextNet shall at any time exchange as a whole, by subdivision or combination in any manner or by the making of a stock split or stock dividend, the number of common shares or Series A Preferred Shares then outstanding into a different number of shares, with or without par value, thereafter the number of common equivalent shares or Series A Preferred Shares into which the principal balance of the Note is convertible (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of common shares or Series A Preferred Shares of NextNet by reason of such change.

6.1.3 In case of any reclassification or change of outstanding common shares of NextNet (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend as provided for in Section 6.1.2), or in case of any consolidation of NextNet with, or merger of the NextNet into, another corporation, or in case of any sale of all, or substantially all, of the property, assets, business and goodwill of NextNet as an entirety, the principal balance of the Note shall be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger or sale by a holder of a common share of NextNet, adjusted for the NextNet Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger or sale or any further adjustment pursuant to Section 6.1.2 above.

     6.2  Zamba Conversion.

6.2.1 Provided that Lender had theretofore made all required Advances, and at Lender’s option any time on or before March 31, 2003, Lender may convert all outstanding Advances under the Note into that number of Borrower’s shares of common capital stock sufficient to cause Lender to own 20% of all of Borrower’s issued and outstanding common stock immediately after such conversion. Such conversion may occur only if the following conditions are met: (i) Lender has disposed of its Metalclad Insulation Corporation operations and obligations in a manner that is satisfactory to the Board of Directors of Borrower in its reasonable discretion (which discretion may include an analysis of continuing contingent liabilities resulting from the ownership of such operations) and (ii) Lender has cash and reasonably liquid assets of $7,500,000, less all Advances made through the date of conversion, as determined by the Chief Financial Officer of Zamba, in his reasonable discretion.

In case of any reclassification or change of outstanding common shares of Borrower (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in case of any consolidation of Borrower with, or merger of Borrower into, another corporation, or in case of any sale of all, or substantially all, of the property, assets, business and goodwill of Borrower as an entirety, subject to the provisions set forth above in Section 6.2.1, the principal balance of the Note shall be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger or sale by a holder of a common share of Borrower.

     6.3  Conversion Procedures.

6.3.1 Borrower shall on the date hereof deliver to Collateral Agent pursuant to the Pledge Agreement a stock certificate or certificates representing 833,333 shares of Series A Preferred Stock of NextNet, said certificate(s) to be duly endorsed in blank or accompanied by Assignment(s) Separate from Certificate(s) duly endorsed in blank. If Lender desires to convert the Note in accordance with the terms hereof, Lender shall surrender the Note to Collateral Agent, or, if the Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, Lender shall deliver to Collateral Agent an indemnity agreement reasonably satisfactory in form and substance to Borrower, or, in the case of mutilation, Lender shall surrender to Collateral Agent and cancel the Note.

If Lender elects to convert to Borrower shares, Borrower shall, subject to the provisions elsewhere set forth herein, issue and deliver or cause to be issued and delivered to Lender at its address set forth below a certificate or certificates for the number of Borrower’s common stock to which Lender shall be entitled upon such conversion (bearing such legends as are reasonably required by Borrower’s counsel). If Lender elects to convert to NextNet shares, the Collateral Agent shall deliver to NextNet’s transfer agent the NextNet certificate(s) duly endorsed or with appropriate Assignment(s) Separate From Certificates(s) with instructions to issue and deliver certificates for the appropriate number of NextNet shares to Lender and the balance of the shares to be issued in a certificate to Borrower, provided however, said certificate of Borrower is to be returned and held by Collateral Agent pursuant to the terms of the Pledge Agreement.

On April 1, 2003, the Collateral Agent shall return to Borrower all shares of Collateral except, and Collateral Agent shall retain, a certificate or certificates for 250,000 shares of Series A Preferred Stock On August 31, 2003, Collateral still in the possession of Collateral Agent shall be returned to Borrower.

6.3.2 No fractional shares shall be issued upon conversion of the Note. In lieu of Borrower issuing any fractional shares to Lender upon the conversion of the Note, Borrower shall pay or cause to be paid to Lender an amount equal to the product obtained by multiplying the applicable conversion rate by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of the Note in full, Borrower shall be forever released from all its obligations and liabilities under the Note.

ARTICLE VII
AFFIRMATIVE COVENANTS

Borrower hereby covenants and agrees with Lender that for so long as any amount remains unpaid on the Note and for so long as Lender has any obligation to make advances thereunder, Borrower will, unless Lender shall otherwise consent in writing:

     7.1  Maintain Collateral.  Keep the Collateral free of any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest of any kind.

     7.2  Exchange Act Reports.  Continue to timely file all reports required to be filed by it under and pursuant to the Exchange Act.

     7.3  Access to Records.  Subject to the execution by Lender or any of its agents or representatives of a customary confidentiality agreement, at any reasonable time and from time to time, upon reasonable notice and during normal business hours, permit Lender or any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower, and to discuss the affairs, finances, and accounts of Borrower with any of its officers and directors.

     7.4  Taxes, Assessments and Charges.  Promptly pay over to the appropriate authorities all sums for taxes deducted and withheld from wages as well as the employer’s contributions relating thereto and promptly pay all taxes, assessments and other governmental charges imposed upon or asserted against Borrower’s income, profits, properties and activities and all claims for labor, materials, supplies, rental charges or otherwise which are or might become a lien charged upon Borrower’s properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves shall have been established on Borrower’s books with respect hereto.

     7.5  Existence.  Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and continue in compliance in all material respects with all applicable statutes, laws, rules and regulations.

     7.6  Conduct of Business.  Continue to engage in a business of the same general type as that now being conducted by Borrower on the date of this Agreement, provided, however, that nothing contained in this Section shall prevent Borrower from discontinuing any part of the business of Borrower, if the discontinuance is, in the opinion of the Board of Directors of Borrower, in the best interests of Borrower.

ARTICLE VIII
NEGATIVE COVENANTS

     Borrower hereby covenants and agrees with Lender that so long as any amount shall remain unpaid on any indebtedness of Borrower to Lender or Lender has any obligation to make advances hereunder, Borrower will not, without the written consent of Lender, create, assume, incur or suffer to exist any pledge, mortgage, assignment or other lien or encumbrance of any kind, or upon any of the Collateral.

ARTICLE IX
EVENTS OF DEFAULT

     9.1  Events of Default by Borrower The occurrence of any one or more of the following events shall constitute an “Event of Default by Borrower:”

9.1.1 Failure of Borrower to make any payment when due of interest on the Note, provided that Borrower shall have fifteen (15) days from the date on which it receives written notice from Lender of any such nonpayment of interest to make such interest payment; or

9.1.2 Any material representation by Borrower herein is untrue as of the date made or Borrower defaults in the due performance and observance of any covenants in this Agreement and such default continues for a period of thirty (30) days after written notice from Lender.

9.1.3 On or prior to the Maturity Date, Borrower applies for, consents to, or acquiesces in the appointment of trustee or receiver of Borrower, or its property; or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for Borrower, or for a substantial part of its property; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law is instituted by or against Borrower; or

9.1.4 On or prior to the Maturity Date, any dissolution or liquidation proceeding is instituted by or against Borrower; or

9.1.5 Judgments against Borrower for the payment of money totaling in excess of $10,000,000.00 shall be outstanding for a period of ninety (90) days without a stay of execution.

     9.2  Lender’s Remedies  If any Event of Default by Borrower shall occur as a result of any of the events described in Section 9.1 above (taking into account the applicable cure period set forth above), any amounts then outstanding under the Note, including accrued interest, shall be converted into Borrower’s shares of NextNet Series A Preferred Stock at the conversion price of $3.00 per share ($1.00 per common share equivalent), unless at such time, there is also an Event of Default by Lender (as defined below), in which case all amounts then outstanding under the Note, including accrued interest, shall be converted into Borrower’s shares of NextNet Series A Preferred Stock at the conversion price of $6.00 per share ($2.00 per common share equivalent), after either of which the obligations required in this Agreement or any other Loan Document to be performed by Borrower, other than to have registered in Lender’s name and to deliver to Lender those shares of NextNet Series A Preferred Stock which are transferable to Lender as a result of such Event of Default by Borrower or Lender’s exercise of the Option, shall automatically terminate and be of no further force or effect, provided that if an Event of Default by Borrower occurs prior to Lender’s making the Second or Third Advance, Lender shall not be required to make any such advance. Provided Lender receives NextNet Series A Preferred Stock in accordance with the foregoing remedy, such remedy shall be Lender’s sole remedy for an Event of Default by Borrower described in Sections 9.1.1, 9.1.3, 9.1.4 and 9.1.5.

     9.3  Event of Default by Lender.  For the purposes hereof, any failure by Lender to make any Advance if and when due shall constitute an Event of Default by Lender.

ARTICLE X
MISCELLANEOUS

     10.1  Binding Effect.  The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective successors in interest and assigns including any holder of the Note; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Lender.

     10.2  Governing Law.  This Agreement and the rights and obligations of the parties hereunder and under the Note and any other documents delivered herewith shall be interpreted and construed in accordance with and governed by the laws of the State of Minnesota.

     10.3  Notices.  Unless and until notified otherwise in writing, any and all notices and other communications required or permitted under this Agreement shall be effectively delivered for all purposes, if delivered personally or by telecopier, upon the date delivered or the telecopied message is received, or if mailed, three (3) Business Days after deposit in the United States mail, first class postage prepaid properly addresses to the parties at the addresses set forth below:

If to Borrower:	Zamba Corporation
3033 Excelsior Boulevard
Suite 200
Minneapolis, Minnesota 55416
Attention: Norm Smith, Chief Executive Officer
Facsimile: (952) 893-3948

with a copy to:	Ian Nemerov, Esq.
General Counsel
Zamba Corporation
3033 Excelsior Boulevard
Suite 200
Minneapolis, Minnesota 55416
Facsimile: (952) 893-3935

If to Lender:	Entrx Corporation
800 Nicollet Mall
Suite 2690
Minneapolis, Minnesota 55402
Attention: Wayne W. Mills, Chief Executive Officer
Facsimile: (612) 338-7332

with a copy to:	Roger Frommelt, Esq.
Felhaber, Larson, Fenlon & Vogt
225 S. Sixth Street
Suite 4200
Minneapolis, Minnesota 55402
Facsimile: (612) 338-4608

     10.4  No Waivers.  No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     10.5  Headings.  The headings of various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

     10.6  Amendment and Waiver.  Neither this Agreement nor any provision hereof may be modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     10.7  Time of the Essence.  The parties hereto agree that time shall be of the essence when determining their respective obligations hereunder.

     10.8  Confidentiality.  Lender and Borrower hereby acknowledge each other’s status as a public company. Further Lender and Borrower, together with their respective Representatives (as defined below) acknowledge that each may, from time to time, be provided with confidential information that Borrower or Lender has not otherwise disclosed publicly. Regardless, Lender, on behalf of itself and it’s Representatives, and Borrower on behalf of itself and it’s Representatives, agrees to hold all information, whether financial or otherwise, disclosed to it or them by other pursuant to the terms hereof strictly confidential and to not disclose such information to anyone, other than their respective representatives and advisors (collectively, “Representatives”) who have a need to know such information, provided that prior to any such disclosure, the disclosing party makes all such persons aware of its confidentiality obligations set forth herein. Further, Lender, on behalf of itself and it’s Representatives, and Borrower, on behalf of itself and it’s Representatives, acknowledges that by virtue of its and their receipt and possession of such information, it and they may be prohibited from, among other things, engaging in purchases or sales of Borrower’s and Lender’s securities.

     10.9  Limited Recourse.  Borrower’s and Lender’s liabilities are limited as provided in Sections 3.1.4 and 9.2 herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and delivered the date and year first above written.

ZAMBA CORPORATION, a Delaware corporation

By /s/ Michael H. Carrel Name: [Michael H. Carrel ] Title: [CFO ]

ENTRX CORPORATION, a Delaware corporation

By /s/ Kenneth W. Brimmer Name: [Kenneth W. Brimmer ] Title: [Chairman ]